Exhibit 10.2

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT, dated as of November 28, 2011 (the “Amendment”), to the Asset Purchase Agreement, dated as of April 15, 2011 (the “Agreement”), between Green Ballast, Inc., a Delaware corporation (the “Company”), and Gemini Master Fund, Ltd., a Cayman Islands corporation (the “Seller”).

WHEREAS, the Company and the Seller (collectively, the “Parties”) entered into the Agreement on April 15, 2011; and

WHEREAS, the Parties desire to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed:

1.           The Company and the Seller agree as follows:

Section 5(a) of the Agreement is hereby amended by deleting Section 5(a) in its entirety and replacing it with the following:

(a)           Public Company.  On or prior to November 1, 2011, the Company shall file with the Commission either (i) a Form 10 to register the Common Stock under the Exchange Act or (ii) an S-1 to register for resale all Underlying Shares (which may include other shares of Common Stock, including without limitation a primary sale of Common Stock by the Company) under the Securities Act.  At all times after February 1, 2012 until such time as the Seller no longer holds the Gemini Note, the Company shall (i) cause itself to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed thereunder, and (ii) cause all shares of its Common Stock (including the Underlying Shares) to be listed, traded or quoted on a Trading Market. The Company shall take all actions, including preparing and filing any required documents, reasonably necessary to effect the listing or quotation of the Common Stock on a Trading Market on or prior to such date.  Without limiting the foregoing, so long as the Gemini Note is outstanding, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Seller and make publicly available in accordance with Rule 144(c) such information as is required for the Seller to sell the Securities and Underlying Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities or Underlying Shares may reasonably request, to the extent required from time to time to enable such Person to sell such Securities or Underlying Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144. Notwithstanding the foregoing, in the event that the Company (i) files an S-1 to register for resale all Underlying Shares in accordance with this Section 5(a) and (ii) reasonably diligently responds to comments from the Commission or otherwise uses its best efforts to seek effectiveness of the S-1, the Company shall not be deemed to be in default or breach of the covenant in this Section 5(a) if the Commission fails to declare the S-1 effective by February 1, 2012.

2.           Except to the extent amended hereby, the Agreement shall remain in full force and effect.

3.           All capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the Agreement.

4.           This Amendment may be executed in any number of counterparts, each of which shall constitute an original document.  Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first set forth above.

COMPANY:

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer

SELLER:

GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES, LLC, as investment manager

	By:	/s/ Steven Winters
	Name:	Steven Winters
	Title:	Managing Member